UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 1, 2025, reAlpha Tech Corp. (the “Company”) received written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based on the market value of listed securities for the previous 30 consecutive business days, the listing of the Company’s common stock was not in compliance with Nasdaq Listing Rule 5550(b)(2), which requires companies listed on The Nasdaq Capital Market to maintain a minimum market value of listed securities of at least $35 million (the “MVLS Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided a period of 180 calendar days (or until December 29, 2025) to regain compliance with the MVLS Requirement. To regain compliance, the Company’s market value of listed securities must close at $35 million or more for a minimum of ten consecutive business days (subject to the Staff’s discretion to extend this period under Nasdaq Listing Rule 5810(c)(3)(H)). The notification received has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market.

As previously reported, on May 20, 2025, the Company received a deficiency letter from the Staff notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) requiring a company listed on The Nasdaq Capital Market to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided with a period of 180 calendar days (or until November 17, 2025) to regain compliance with the Minimum Bid Price Requirement.

In the event that the Company does not regain compliance with the MVLS Requirement or the Minimum Bid Price Requirement prior to the expiration of their respective 180-day compliance periods, the Staff will provide written notice to the Company that its common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel.

The Company will continue to monitor its market value of listed securities and the closing bid price of its common stock as the Company considers its available options to regain compliance with the MVLS Requirement and the Minimum Bid Price Requirement. There can be no assurance that the Company will be able to regain compliance with the MVLS Requirement or the Minimum Bid Price Requirement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2025	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

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